Exhibit 99.1

EDAP Announces Appointment of David Horn to Board of Directors

AUSTIN, Texas, February 12, 2026 – EDAP TMS S.A. (Nasdaq: EDAP) (“the Company” or “EDAP”), a global leader in therapeutic ultrasound technology, today announced the appointment of David Horn to its Board of Directors, effective February 11, 2026.

The addition of Mr. Horn strengthens the Board with extensive experience both advising and leading companies through periods of strategic growth and transformation. Mr. Horn will serve as a member of the Company’s Audit Committee and Nominations Committee.

“We are pleased to welcome David to the EDAP Board,” said Lance Willsey, Chairman of the Board of EDAP. “David brings deep capital markets expertise, strong operating leadership, and extensive experience across the medical device industry. His perspective will be highly valuable as we continue to execute our strategy and support EDAP’s next phase of growth.”

Mr. Horn has served as President and Chief Financial Officer of Seer, Inc. since 2023 and originally joined the company as Chief Financial Officer in 2020. In his current role, he oversees Seer’s finance and certain commercial functions and works closely with management and the board on strategic planning and execution. Prior to joining Seer, Mr. Horn spent more than 20 years at Morgan Stanley, where he served as a Managing Director in the Healthcare Investment Banking Group. During his tenure, he led the firm’s global Life Science Tools and Diagnostics practice and oversaw the expansion of its Western Region Healthcare practice, advising public companies on capital markets transactions and strategic initiatives. Mr. Horn has also held leadership roles in the medical device and life sciences sectors, including positions at RITA Medical Systems and Chemdex Corporation. Mr. Horn holds an A.B. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

“I am honored to join the Board at this important stage in the Company’s evolution,” said Mr. Horn. “EDAP is a market leader in focal therapy technology with a strong history of innovation and a continued focus on expanding clinical indications to reach a broader patient population. I look forward to working with the Board and management team to help further advance the Company’s mission and drive shareholder value.”

The Company also announced that Glen French stepped down from the Board of Directors, effective February 10, 2026.

“I would like to thank Glen for his service and contributions to EDAP,” added Mr. Willsey. “We are grateful for his leadership and guidance during his tenure.”

About EDAP TMS S.A.

A recognized leader in robotic energy-based therapies, EDAP TMS develops, manufactures, promotes, and distributes worldwide minimally invasive medical devices for various conditions using ultrasound technology. By combining the latest technologies in imaging, robotics, and precise non-invasive energy delivery, EDAP introduced the Focal One® in Europe and the United States as a leading prostate focal therapy controlled by urologists, with the potential to expand to multiple indications beyond prostate cancer. For more information on the Company, please visit https://focalone.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of applicable federal securities laws, including Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934, which may be identified by words such as “believe,” “can,” “contemplate,” “could,” “plan,” “intend,” “is designed to,” “may,” “might,” “potential,” “objective,” “target,” “project,” “predict,” “forecast,” “ambition,” “guideline,” “should,” “will,” “estimate,” “expect” and “anticipate,” or the negative of these and similar expressions, which reflect our views about future events and financial performance. Such statements include those related to the value Mr. Horn will bring to the board of directors. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties, including matters not yet known to us or not currently considered material by us, and there can be no assurance that anticipated events will occur or that the objectives set out will actually be achieved. Important factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among others, the clinical status and market acceptance of our HIFU devices and the continued market potential for our lithotripsy and distribution divisions, as well as risks associated with the current worldwide inflationary environment, the uncertain worldwide economic, political and financial environment, geopolitical instability, climate change and pandemics like the COVID 19 pandemic, or other public health crises, and their related impact on our business operations, including their impacts across our businesses or demand for our devices and services. Other factors that may cause such a difference may also include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission and in particular, in the sections "Cautionary Statement on Forward-Looking Information" and "Risk Factors" in the Company's Annual Report on Form 20-F.

Forward-looking statements speak only as of the date they are made. Other than required by law, we do not undertake any obligation to update them in light of new information or future developments. These forward-looking statements are based upon information, assumptions and estimates available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete.